SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2007

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 19, 2007, we announced that, at its meeting on September 18, 2007, our Board of Directors declared a cash dividend of $0.175 per share of our common stock, payable on October 15, 2007, to shareholders of record on October 1, 2007.

We also announced that, at the same meeting, our Board of Directors authorized our repurchase of up to 146,000 shares of our outstanding common stock, and it authorized the Corporation to adopt a stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934. The shares may be purchased from time to time in open market transactions or solicited or unsolicited privately negotiated transactions at our discretion, subject to factors such as stock price, our operating results and financial condition, general economic and market conditions, and our available cash. The Board’s action approving share repurchases does not obligate us to acquire any particular amount of shares, and purchases may be suspended or discontinued at any time at our discretion. Any shares of stock we repurchase will be cancelled.

A copy of our press release is being furnished as Exhibit 99.1 to this Report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is furnished with this Report:

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated September 19, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: September 19, 2007	By:	/s/ Gary M. Adams
Gary M. Adams
Chief Financial Officer